UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2015 (March 20, 2015)

Starwood Waypoint Residential Trust

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36163 (Commission File Number)	80-6260391 (IRS Employer Identification No.)

1999 Harrison Street Oakland, CA (Address of principal executive offices)		94612 (Zip Code)

Registrant’s telephone number,

including area code:

(510) 250-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Co-Chief Executive Officer and Trustee; Election of New Trustee

On March 20, 2015, Gary M. Beasley resigned, effective as of April 3, 2015, as Co-Chief Executive Officer of both of Starwood Waypoint Residential Trust, a Maryland real estate investment trust (the “Company”), and the Company’s manager, SWAY Management LLC (the “Manager”), in order to pursue other opportunities. There were no disagreements between Mr. Beasley and the Company on any matter relating to the Company’s operations, policies or practices which resulted in his resignation. Mr. Beasley also resigned as a trustee of the Company and a director of the Manager, effective as of March 25, 2015. Douglas R. Brien, the current Co-Chief Executive Officer of both the Company and the Manager, will assume Mr. Beasley’s responsibilities as the sole Chief Executive Officer (“CEO”) of the Company and the Manager. Additionally, on March 25, 2015, the Board of Trustees of the Company appointed Mr. Brien as a trustee of the Company to fill the vacancy created by the resignation of Mr. Beasley. Mr. Brien already serves as a director on the Board of Directors of the Manager.

There are no arrangements or understandings between Mr. Brien and any other persons pursuant to which he was elected to the Board of Trustees of the Company, and Mr. Brien has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Departure of Chief Investment Officer

On March 20, 2015, Colin T. Wiel resigned, effective as of April 3, 2015, as Chief Investment Officer (“CIO”) of both of the Company and the Manager, in order to pursue other opportunities. There were no disagreements between Mr. Wiel and the Company on any matter relating to the Company’s operations, policies or practices which resulted in his resignation. Mr. Wiel will remain a trustee of the Company and a director of the Manager. Mr. Brien and Charles D. Young, the newly appointed Chief Operating Officer (“COO”) of the Company and the Manager, will jointly assume Mr. Wiel’s responsibilities.

Appointment of New Chief Operating Officer

On March 25, 2015, the Company appointed Charles D. Young as COO of the Company and the Manager.

Charles D. Young, age 46, has served as Senior Vice President – West Division of the Manager since January 2014. He has served as regional vice president, Eastern Region of Waypoint Real Estate Group HoldCo, LLC (the “Waypoint Manager”) since February 2013. He joined the Waypoint Manager as regional director for Chicago in 2012. Mr. Young brings 20 years of real estate development, investment and management experience to his role. Prior to joining the Waypoint Manager, Mr. Young was executive vice president at Mesa Development from 2003 to 2012, a national real estate developer, investor and service provider with a focus on complex mixed-use residential opportunities. Before Mesa, Mr. Young worked for Goldman, Sachs & Co. in their Real Estate Principal Investment Area (Whitehall) and Goldman’s Investment Banking Division, in Mergers and Acquisitions. Mr. Young also created and managed two entrepreneurial ventures. He co-founded and was a managing director of The Kaleidoscope Group, L.L.C., a strategic diversity and management consulting firm, and he managed K.G. Holdings, LLC, a real estate holding and management firm. Before starting his career in real estate and investment banking, Mr. Young spent several years as a professional football player in the National Football League and the World Football league. He is a board member of SPARK, a non-profit organization that provides apprenticeships to middle school students from disadvantaged communities. Mr. Young holds a B.A. in Economics from Stanford University and a M.B.A. from Stanford University’s Graduate School of Business.

The Company and Mr. Young will enter into an indemnification agreement in substantially the same form as the Company has entered into with its existing executive officers. There are no arrangements or understandings between Mr. Young and any other persons pursuant to which he was appointed COO, and Mr. Young has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company issued a press release on March 25, 2015, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, announcing (1) the appointment of Mr. Brien as sole CEO of the Company and the Manager and his appointment as a trustee of the Company, (2) the appointment of Mr. Young as COO of the Company, (3) the resignation of Mr. Beasley as co-CEO and trustee of the Company and co-CEO and director of the Manager and (4) the resignation of Mr. Wiel as CIO of the Company and the Manager.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated March 25, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD WAYPOINT RESIDENTIAL TRUST

Dated: March 25, 2015	By:	/s/ Tamra D. Browne
	Name:	Tamra D. Browne
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 25, 2015.

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